UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2016
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mary A. Winston to Committees of the Board of Directors

On April 25, 2016, SUPERVALU INC. (“SUPERVALU” or the “Company”) filed a Form 8-K announcing that Mary A. Winston was appointed to the Board of Directors effective April 27, 2016.  At that time, the Board had not made a determination regarding any committee assignments for Ms. Winston.  On July 20, 2016, the Board of Directors appointed Ms. Winston to serve on the Audit Committee and the Leadership Development and Compensation Committee of the Board.

Approval of Amendment to the SUPERVALU INC. 2012 Stock Plan

On July 20, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “2012 Stock Plan Amendment”) to the SUPERVALU INC. 2012 Stock Plan (the “2012 Stock Plan”), effective as of July 20, 2016. The 2012 Stock Plan Amendment was previously approved by the Company’s Board of Directors on May 13, 2016, subject to stockholder approval.

The purpose of the 2012 Stock Plan is to promote the interests of SUPERVALU and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors who the Company expects will contribute to the Company’s future success. The 2012 Stock Plan allows the Company to provide participants with incentives to increase their efforts on behalf of SUPERVALU through stock-based awards that provide them with opportunities for stock ownership, further aligning the interests of participants with SUPERVALU’s stockholders.

The most significant amendments to the 2012 Stock Plan are (i) an increase in the aggregate number of shares that may be issued under all stock-based awards under the 2012 Stock Plan to the sum of (a) 62,054,008 and (ii) any shares subject to awards outstanding as of May 23, 2016 under the Company’s 2007 Stock Plan that, on or after May 23, 2016, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of such awards to the extent they are exercised for or settled in vested and non-forfeitable Shares); and (ii) an extension of the term of the 2012 Stock Plan to 10 years after the Annual Meeting.

This summary of the 2012 Stock Plan Amendment is qualified in its entirety by reference to the full text of 2012 Stock Plan, as amended, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. A more detailed summary of the 2012 Stock Plan, as amended, can be found in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on June 7, 2016 (the “2016 Proxy Statement”).

Item 5.07.                   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on July 20, 2016, the Company’s stockholders voted on the following proposals set forth in the 2016 Proxy Statement. On the record date for the Annual Meeting, there were 265,809,983 shares of the Company’s common stock outstanding and entitled to vote.

(1)A proposal to elect eleven directors to the Company’s Board of Directors to each serve a one year term. Each director nominee was elected to the Board of Directors and received the following votes:

Director	For	Against	Abstain	Broker Non-Votes
Donald R. Chappel	195,332,070	1,501,424	112,532	33,439,021
Irwin S. Cohen	194,433,671	2,400,517	111,838	33,439,021
Philip L. Francis	166,420,267	30,403,669	122,090	33,439,021
Mark Gross	195,983,576	844,188	118,262	33,439,021
Eric G. Johnson	191,553,986	5,276,861	115,179	33,439,021
Mathew M. Pendo	195,295,040	1,540,263	110,723	33,439,021
Francesca Ruiz de Luzuriaga	195,311,494	1,514,283	120,249	33,439,021
Wayne C. Sales	194,607,896	2,213,868	124,262	33,439,021
Frank A. Savage	191,531,807	5,291,607	122,612	33,439,021
Gerald L. Storch	192,078,165	4,458,927	408,934	33,439,021
Mary Winston	193,497,913	3,296,939	151,174	33,439,021

(2)A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 25, 2017. The proposal was approved and received the following votes:

For	Against	Abstain
226,377,094	3,487,855	520,098

(3)A proposal to approve, by non-binding vote, the compensation of the Company’s named executive officers as disclosed in the 2016 Proxy Statement. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
192,356,271	4,300,218	289,537	33,439,021

(4)A proposal to approve an amendment to the SUPERVALU INC. 2012 Stock Plan. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
129,175,395	67,516,094	254,537	33,439,021

(5)A stockholder proposal to approve stockholder proxy access. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
149,025,673	47,296,625	623,728	33,439,021

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
10.1	SUPERVALU INC. 2012 Stock Plan (As Amended July 20, 2016)*
_______________
*Indicates management contracts, compensatory plans or arrangements required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 22, 2016

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
10.1	SUPERVALU INC. 2012 Stock Plan (As Amended July 20, 2016)*
_______________
*Indicates management contracts, compensatory plans or arrangements required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.